                    CERTIFICATIONS PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Michael A. Torres, Principal Executive Officer of Adelante Funds, certify to the best of my knowledge that:

         1. The N-CSR of the registrant for the period ended January 31, 2007(the "Report") fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/Michael A. Torres
------------------------
Michael A. Torres
Principal Executive Officer

Date: April 4, 2007










I, Mark A. Hoopes, Principal Financial Officer of Adelante Funds, certify to the best of my knowledge that:

         1. The N-CSR of the registrant for the period ended January 31, 2007(the "Report") fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/Mark A. Hoopes
-------------------------
Mark A. Hoopes
Principal Financial Officer

Date: April 4, 2007


A signed original of this written statement required by Section 906 has been provided to Adelante Funds and will be retained by Adelante Funds and furnished to the Securities and Exchange Commission or its staff upon request.